EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 84 to the Registration Statement (the “Registration Statement”) of MFS® Series Trust V (the “Trust”) (File Nos. 2-38613 and 811-2031), of my opinion dated January 25, 2018, appearing in Post-Effective Amendment No. 82 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on January 25, 2018.

SUSAN A PEREIRA
Susan A. Pereira
Vice President and Senior Counsel

Boston, Massachusetts
January 25, 2019